SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 30, 1998





                                  Cinergy Corp.
             (Exact name of registrant as specified in its charter)




   Delaware                   1-11377                   31-1385023
(State or other             (Commission               (IRS Employer
jurisdiction of             File Number)            Identification No.)
 incorporation)






                  139 East Fourth Street, Cincinnati, OH 45202
              (Address of principal executive offices) (Zip Code)





       Registrant's telephone number, including area code: (513) 381-2000

                              ITEM 5. OTHER EVENTS.

Reference is made to the press release of Cinergy Corp., dated July 14, 1998, announcing charges against second quarter 1998 earnings, which is attached hereto as Exhibit 99 and incorporated herein by reference.



                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibit is filed herewith:

        Exhibit
      Designation                       Nature of Exhibit

          99              Press release of Cinergy Corp., dated July 14,
                          1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                Cinergy Corp.
                                                (Registrant)




Date:  July 15, 1998        By:            /s/ John P. Steffen
                                       -----------------------------
                                               John P. Steffen,
                                         Vice President and Comptroller
                                                (Signature)

                                                                      Exhibit 99


News contact:            Steve Brash  513-287-2226 (w)  513-231-6895 (h)
                         Angeline Protogere  317-838-1338 (w)  317-298-3090 (h)

Investor contact:        Felicia Ferguson  513-287-4348

FOR IMMEDIATE RELEASE - JULY 14, 1998

                    CINERGY ANNOUNCES SECOND QUARTER CHARGES

CINCINNATI -- Cinergy Corp. (NYSE:CIN) announced today that it will take a one-time charge against second quarter earnings of $80 million ($50 million after tax), or $.32 per share, reflecting implementation of a 1989 settlement of a dispute with the Wabash Valley Power Association.

The dispute with WVPA resulted from the cancellation of the Marble Hill nuclear power station in 1984. The company has assumed WVPA's liability to Rural Utilities Service and the Cooperative Finance Corporation and will repay the obligation with interest over a 35-year term. Cinergy will use the net proceeds from a 35-year power sales agreement with WVPA to fund the principal and interest on the obligation.

The company also announced that it will provide additional reserves of $65 million ($41 million after tax), or $.26 per share, in the second quarter for its electric trading business. These additional reserves reflect the results of the company's reassessment of the basis upon which it provides reserves, including those for credit exposure, on its existing contracts.

Cinergy expects no realized loss from its trading operations in the second quarter, despite dramatic swings in the electricity market, caused by unseasonably hot weather in June, scheduled and unplanned generating unit outages in the region and defaults by several power marketers on their supply obligations. The company considered the effects of these events in estimating the value of its existing contract positions.

                                     (more)

Page 2.  Cinergy announces second quarter charges

"Implementation of the WVPA settlement has been delayed for nine years," said James E. Rogers, vice chairman, president and chief executive officer of Cinergy. "We are pleased to have finally resolved substantially all the issues related to this settlement in a manner favorable to the company while putting this case behind us."

Regarding electric trading, Rogers said, "We have determined that the unprecedented volatility in the market in June did not cause the company substantial harm, and we remain committed to being a long-term market participant. While we intend to aggressively manage our trading portfolio to maximize its value, we believe it is appropriate to provide the additional reserves at this time."

The company will file an 8-K with the Securities and Exchange Commission. It expects to announce second quarter earnings on July 23, 1998.

Cinergy Corp. is one of the nation's leading diversified energy companies. Its operating companies, The Cincinnati Gas & Electric Company and PSI Energy, Inc., serve more than 1.4 million electric customers and 455,000 gas customers in Indiana, Ohio and Kentucky. The company also owns a 50 percent interest in Midlands Electricity plc, a regional electric company in the United Kingdom serving 2.2 million customers.